UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

PARKS ONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52963	26-1277320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11109 Oak Pond Circle, Charlotte, NC 28277

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 846-4546

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

(1)

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2012, Parks One, Inc. (the “Registrant”) sold 200,000 shares of common stock to BlackPool Capital Group, LLC (“BlackPool”) for an aggregate price of $20 (equal to the par value per share) pursuant to the exemption from registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant sold the shares to BlackPool in connection with the change in control of the Registrant described in Item 5.01, below.

Item 5.01 Changes in Control of Registrant.

On February 28, 2012, the Registrant, John Lewis and Paige Lewis, the officers and directors of the Registrant, JSL Investments LLC, which is wholly owned by Mr. Lewis (“JSL”), Forest Garvin and Garvin Strategic Capital LLC which is wholly owned by Mr. Garvin (“GSC”); and BlackPool entered into an agreement whereby:

·	JSL returned 600,000 shares of common stock to the Registrant for cancellation, so that after the cancellation of such shares, JSL’s ownership in the Registrant was reduced from 700,000 shares to 100,000 shares;
·	GSC returned 300,000 shares of common stock to the Registrant for cancellation, so that after the cancellation of such shares, GSC did not own any shares of the Registrant’s capital stock;
·	JSL forgave all amounts due to them under certain promissory notes issued by the Registrant in the principal amount of $46,860 as of December 31, 2012 and returned such notes to the Registrant for cancellation;
·	the Registrant sold 200,000 shares of common stock to BlackPool for an aggregate purchase price of $20;
·	BlackPool agreed to pay all costs and expenses of any kind or nature incurred by the Registrant in connection with its operations after the date of the agreement;
·	BlackPool agreed to cause the timely filing of all reports the Registrant is required to file under the Exchange Act and to pay all costs and expenses in connection with such filing; and
·	BlackPool agreed to diligently pursue the Registrant’s business plan of identifying and merging with or acquiring a target company.

 John Lewis and Paige Lewis agreed to continue to serve as officers and directors of the Registrant.

The transactions consummated by the agreement resulted in a change in control of the Registrant.

In connection with its acquisition of 200,000 shares of common stock for an aggregate price of $20, BlackPool utilized cash provided by its members as of the date of the agreement. After giving effect to the transactions consummated by the agreement:

·	BlackPool owns 66.66% of the outstanding shares of the Registrant’s common stock; and
·	JSL owns 33.33% of the outstanding shares of the Registrant’s common stock.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being filed herewith this Current Report on Form 8-K

Exhibit No.	Description
99.1	Agreement dated February 28, 2012, among the Registrant, John Lewis, Paige Lewis, JSL Investments LLC, Forest Garvin, Garvin Strategic Capital LLC and BlackPool Capital Group, LLC, relating to the return

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARRALLON, INC.

Date: March 1, 2012

By:/s/ John S. Lewis.

John S. Lewis, President